UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019 (April 5, 2019)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 5, 2019, ACI Worldwide, Inc. (“ACIW”) entered into an amendment agreement (the “Amendment”) with ACI Worldwide Corp. (“ACIW Corp.”), Official Payments Corporation, the lenders party thereto and Bank of America, N.A., as administrative agent for the lenders, to amend and restate its Credit Agreement, dated as of February 24, 2017.

The Amendment, among other things: (1) permits ACIW and ACIW Corp. to borrow up to $500 million in the form of delayed draw term loans; (2) extends the revolver and term loan maturity date from February 24, 2022 to April 5, 2024; (3) makes certain changes necessary to permit the consummation of ACIW’s previously announced acquisition of Speedpay, the U.S. bill pay business of Western Union Company (the “Acquisition”); and (4) increases the maximum consolidated senior secured net leverage ratio covenant from 3.50:1.00 to 3.75:1.00 after the closing date of the Acquisition.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See “Item 1.01 – Entry into a Material Definitive Agreement” above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Amendment Agreement, dated April 5, 2019

*

ACIW has omitted certain information contained in this exhibit pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and, if publicly disclosed, would likely cause competitive harm to ACIW.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

By:	/s/ Scott W. Behrens
Name:	Scott W. Behrens
Title:	Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Date: April 11, 2019